EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2017-C1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, AEGON USA Realty Advisors, LLC, as Save Mart Portfolio Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moffett Place Google Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Moffett Place Google Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Place Google Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Place Google Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Place Google Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Place Google Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the One West 34th Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the One West 34th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One West 34th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One West 34th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One West 34th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One West 34th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One West 34th Street Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the 75 Broad Street Mortgage Loan, KeyBank National Association, as Special Servicer for the 75 Broad Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 75 Broad Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 75 Broad Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 75 Broad Street Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Atlanta and Anchorage Hotel Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Apple Sunnyvale Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Apple Sunnyvale Mortgage Loan prior to July 7, 2021, LNR Partners, LLC, as Special Servicer for the Apple Sunnyvale Mortgage Loan on and after July 7, 2021, Wilmington Trust, National Association, as Trustee for the Apple Sunnyvale Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apple Sunnyvale Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Apple Sunnyvale Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Apple Sunnyvale Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apple Sunnyvale Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Sheraton Hotel Greensboro Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Sheraton Hotel Greensboro Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sheraton Hotel Greensboro Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sheraton Hotel Greensboro Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sheraton Hotel Greensboro Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Sheraton Hotel Greensboro Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Sheraton Hotel Greensboro Mortgage Loan on and after November 1, 2021.

Dated: March 14, 2022

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)